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                               APPLIED POWER INC.                    EXHIBIT 11
                      COMPUTATION OF EARNINGS PER SHARE             (1996 10-K)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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                                                                 Years ended August 31,
                                                  --------------------------------------------------
                                                   1996                  1995                  1994
                                                  -------             --------               -------
PRIMARY
Average shares outstanding                         13,478               13,280                13,057
Net effect of dilutive options based
     on the treasury stock method
     using average market price                       505                  466                   232
                                                  -------              -------               -------
          Total                                    13,983               13,746                13,289
                                                  =======              =======               =======

Net Earnings(Loss):
     Earnings from continuing operations          $33,729              $25,005               $16,896
     Discontinued operations                            -                    -                  (348)
     Extraordinary loss                                 -               (4,920)                    -
     Cumulative effect of accounting change             -                    -                     -
                                                  -------              -------               -------
          Net Earnings(Loss)                      $33,729              $20,085               $16,548
                                                  =======              =======               =======

Primary Earnings(Loss) per share:
     Earnings from continuing operations          $  2.41              $  1.82               $  1.27
     Discontinued operations                            -                    -                 (0.03)
     Extraordinary loss                                 -                (0.36)                    -
     Cumulative effect of accounting change             -                    -                     -
                                                  -------              -------               -------
          Net Earnings(Loss)                      $  2.41              $  1.46               $  1.25
                                                  =======              =======               =======

FULLY DILUTED
Average shares outstanding                         13,478               13,280                13,057
Net effect of dilutive options based
     on the treasury stock method
     using the greater of average
     or year-end market price                         505                  678                   420
                                                  -------              -------               -------
          Total                                    13,983               13,958                13,477
                                                  =======              =======               =======

Net Earnings(Loss):
     Earnings from continuing operations          $33,729              $25,005               $16,896
     Discontinued operations                            -                    -                  (348)
     Extraordinary loss                                 -               (4,920)                    -
     Cumulative effect of accounting change             -                    -                     -
                                                  -------              -------               -------
          Net Earnings(Loss)                      $33,729              $20,085               $16,548
                                                  =======              =======               =======

Primary Earnings(Loss) per share:
     Earnings from continuing operations          $  2.41              $  1.79               $  1.25
     Discontinued operations                            -                    -                 (0.03)
     Extraordinary loss                                 -                (0.35)                    -
     Cumulative effect of accounting change             -                    -                     -
                                                  -------              -------               -------
          Net Earnings(Loss)                      $  2.41              $  1.44               $  1.23
                                                  =======              =======               =======
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